Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 10, 2016

YPF Sociedad Anónima

Macacha Güemes 515

C1106BKK Buenos Aires

Argentina

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to the inclusion of our third-party letter report dated January 25, 2016, as set forth under the sections “Item 4. Information on the Company–Exploration and Production Overview–Oil and Gas Reserves,” and “Item 19. Exhibits,” and as Exhibit 99.1 in YPF Sociedad Anónima’s (YPF S.A.) report on Form 20-F for the year ended December 31, 2015, to be filed with the United States Securities and Exchange Commission (SEC).

Our third-party letter report dated January 25, 2016, contains our independent estimates of the proved oil, separator gas, and oil-equivalent reserves audited as of December 31, 2015, of certain selected properties in the United States in which YPF S.A. has represented that it holds interests.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716